Tecogen Reports
First Quarter 2026 Financial Results

NORTH BILLERICA, Mass., May 12, 2026 - Tecogen Inc. (NYSE American:TGEN), a leading manufacturer of clean energy products, reported revenues of $6.34 million and net loss of $2.12 million for the quarter ended March 31, 2026 compared to revenues of $7.28 million, and a net loss of $0.66 million in 2025. Our cash and cash equivalents balance was $9.33 million at March 31, 2026.
Abinand Rangesh, CEO of Tecogen, commented, “We delivered strong progress over the last two months, highlighted by an imminent purchase order from Vertiv for a real-world operating deployment of a 1 MW chiller system. This represents an important step that deepens our partnership and validates growing demand for our technology.”
“The chillers will be permanently deployed at one of Vertiv’s facilities where it solves power constraints. The installation will allow prospective customers to observe the system in use and support broader customer adoption discussions."
“Building on this momentum, we are actively advancing multiple data center opportunities. As part of this process, we are hosting prospective customers at our factory in the coming weeks for detailed, in-person reviews of our technology and system performance. Engagements that reach this stage of on-site customer evaluation typically represent later phases of due diligence prior to purchasing decisions.”
“Operationally, gross profit margin expanded to >40% compared to the end of last year and we are executing on cost reductions to streamline expenses, with the full impact of these cuts expected in the third quarter of this year. We also expect our cash burn to be lower in the coming quarters as a result of these cuts and expected customer deposits.”
“Beyond data centers, we are capturing demand driven by broader power constraints across the country. We have recently secured or expect to secure more than $8 million in orders. These opportunities, which are incremental to our core data center focus, have the potential to contribute to revenue and cash flow in the near-term.”
Key Takeaways
Net Loss and Earnings Per Share
•Net loss for the quarter ended March 31, 2026 was $2.12 million compared to a net loss of $0.66 million for the same period of 2025, an increase of $1.46 million, due to lower Products segment revenue and gross profit, lower Services segment gross profit and increased operating expenses. EPS for the quarter ended March 31, 2026 and 2025 was a loss of $0.07/share and $0.03/share, respectively.

Loss from Operations
•Loss from operations for the quarter ended March 31, 2026 was $2.14 million compared to a loss from operations of $0.59 million for the same period in 2025, an increase of $1.54 million, due to lower Products segment revenue and gross profit, lower Services segment gross profit, and increased operating expenses.
Revenues
•Revenues for the quarter ended March 31, 2026 were $6.34 million compared to $7.28 million for the same period in 2025, a 12.9% increase.
◦Products revenues in the quarter ended March 31, 2026 were $1.18 million compared to $2.53 million for the same period in 2025, a decrease of 53.6%. The decrease in revenue during the quarter ended March 31, 2026 is due to decreased chiller and cogeneration revenue.
◦Services revenues in the quarter ended March 31, 2026 were $4.64 million, compared to $4.25 million for the same period in 2025, an increase of 9.2% due to increased revenues from existing contracts.
◦Energy Production revenues in the quarter ended March 31, 2026 were $0.52 million compared to $0.50 million for the same period in 2025, an increase of 5.0%. The increase in Energy Production revenue is due to increased run hours at certain energy production sites.

Gross Profit
•Gross profit for the quarter ended March 31, 2026 was $2.59 million compared to $3.22 million in the same period in 2025. Gross margin decreased to 40.9% in the quarter ended March 31, 2026 compared to 44.3% for the same period in 2025. The decrease in gross margin was driven by lower Products segment shipments and increased Services segment labor and material costs in the quarter ended March 31, 2026.

Operating Expenses

•Operating expenses increased $0.91 million, or 23.9%, to $4.73 million in the quarter ended March 31, 2026 compared to $3.82 million in the same period in 2025, due to a general increase in spending, including research costs incurred to continue to improve and refine the hybrid-drive air-cooled chiller.

Adjusted EBITDA
Adjusted EBITDA was negative $1.68 million for the quarter ended March 31, 2026 compared to negative $0.38 million for the quarter ended March 31, 2025. (Adjusted EBITDA is defined as net income or loss attributable to Tecogen, adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and other non-cash non-recurring charges or gains including abandonment of intangible assets and asset impairment. See the table following the Condensed Consolidated Statements of Operations for a reconciliation from net income (loss) to Adjusted EBITDA, as well as important disclosures about the Company's use of Adjusted EBITDA).

Conference Call Scheduled for May 13, 2026, at 9:30 am ET
Tecogen will host a conference call on May 13, 2026 to discuss the first quarter results beginning at 9:30 am eastern time. To listen to the call please dial (877) 407-7186 within the U.S. and Canada, or +1 (201) 689-8052 from other international locations. Participants should ask to be joined to the Tecogen First Quarter conference call. Please begin dialing 10 minutes before the scheduled starting time. The earnings press release will be available on the Company website at www.Tecogen.com in the "News and Events" section under "About Us." The earnings conference call will be webcast live. To view the associated slides, register for and listen to the webcast, go to https://ir.tecogen.com/ir-calendar. Following the call, the recording will be archived for 14 days.
The earnings conference call will be recorded and available for playback one hour after the end of the call. To listen to the playback, dial (877) 660-6853 within the U.S. and Canada, or (201) 612-7415 from other international locations and use Conference Call ID#: 13752231.
About Tecogen
Tecogen Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including engine-driven combined heat and power, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company provides cost effective, environmentally friendly and reliable products for energy production that nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint. In business for over 35 years, Tecogen has shipped more than 3,200 units, supported by an established network of engineering, sales, and service personnel in key markets in North America. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Forward Looking Statements
This press release contains “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan,"  "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements except as required under the securities laws.
In addition to those factors described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in our Current reports on Form 8-K, under “Risk Factors,” and elsewhere therein, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, the impact of tariffs, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth.

In addition to GAAP financial measures, this press release includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.
Tecogen Media & Investor Relations Contact Information:
Abinand Rangesh
P: 781-466-6487
E: Abinand.Rangesh@tecogen.com

TECOGEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31, 2026		December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$9,332,650		$12,430,287
Accounts receivable, net of allowances for expected credit losses of $416,448 and $389,079, respectively	5,056,943		4,280,991
Unbilled revenue	138,020		138,020
Inventories, net	11,439,973		10,949,697
Prepaid and other current assets	581,756		1,086,310
Total current assets	26,549,342		28,885,305
Long-term assets:
Property, plant and equipment, net	1,558,124		1,609,321
Right-of-use assets - operating leases	1,366,435		1,490,094
Right-of-use assets - finance leases	1,606,080		1,434,080
Intangible assets, net	2,056,855		2,146,503
Goodwill	1,248,442		1,248,442
Other assets	79,480		176,358
TOTAL ASSETS	$34,464,758		$36,990,103

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,612,215		$3,381,545
Accrued expenses	2,641,746		2,814,150
Deferred revenue, current portion	950,867		1,530,977
Operating lease liability, current portion	527,990		538,641
Finance lease liability, current portion	349,943		280,265
Acquisition liabilities, current portion	674,019		677,162
Unfavorable contract liability, current portion	41,893		44,433
Total current liabilities	8,798,673		9,267,173

Long-term liabilities:
Deferred revenue, net of current portion	3,244,037		3,265,886
Operating lease liability, net of current portion	892,239		1,004,488
Finance lease liability, net of current portion	1,085,015		992,285
Acquisition liabilities, net of current portion	754,029		826,757
Unfavorable contract liability, net of current portion	150,642		160,902
Total liabilities	14,924,635		15,517,491

Commitments and contingencies	—		—
Stockholders’ equity:
Tecogen Inc. shareholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 29,905,229 issued and outstanding at March 31, 2026 and 29,846,479 shares issued and outstanding at December 31, 2025	29,906		29,847
Additional paid-in capital	78,353,394		78,216,467
Unearned compensation	(662,839)		(712,019)
Accumulated deficit	(58,009,222)	-48299816	(55,888,649)
Total Tecogen Inc. stockholders’ equity	19,711,239		21,645,646
Noncontrolling interest	(171,116)		(173,034)
Total stockholders’ equity	19,540,123		21,472,612
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$34,464,758		$36,990,103

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
Revenues
Products	$1,175,300	$2,533,809
Services	4,636,394	4,245,022
Energy production	524,075	498,939
Total revenues	6,335,769	7,277,770
Cost of sales
Products	647,348	1,487,750
Services	2,700,169	2,258,898
Energy production	398,590	310,082
Total cost of sales	3,746,107	4,056,730
Gross profit	2,589,662	3,221,040
Operating expenses
General and administrative	3,718,472	2,928,135
Selling	640,932	594,481
Research and Development	363,823	292,668
Loss on disposition of assets	2,344	—
Total operating expenses	4,725,571	3,815,284
Loss from operations	(2,135,909)	(594,244)
Other income (expense)
Other income (expense), net	62,398	(14,245)
Interest expense	(34,244)	(32,326)
Unrealized loss on investment securities	—	(18,749)
Total other income (expense), net	28,154	(65,320)
Loss before income taxes	(2,107,755)	(659,564)
Provision for state income taxes	10,900	925
Consolidated net loss	(2,118,655)	(660,489)
(Income) loss attributable to the noncontrolling interest	(1,918)	567
Net loss attributable to Tecogen Inc.	$(2,120,573)	$(659,922)

Net loss per share - basic	$(0.07)	$(0.03)
Weighted average shares outstanding - basic	29,859,173	24,954,928
Net loss per share - diluted	$(0.07)	$(0.03)
Weighted average shares outstanding - diluted	29,859,173	24,954,928

	Three Months Ended
	March 31, 2026	March 31, 2025
Non-GAAP financial disclosure (1)
Net loss attributable to Tecogen Inc.	$(2,120,573)	$(659,922)
Interest expense, net	34,244	32,326
Income taxes	10,900	925
Depreciation & amortization, net	265,238	185,695
EBITDA	(1,810,191)	(440,976)
Stock based compensation	131,666	40,833
Unrealized loss on investment securities	—	18,749
Adjusted EBITDA	$(1,678,525)	$(381,394)

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about Adjusted EBITDA (net income (loss) attributable to Tecogen Inc adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and other non-cash non-recurring charges including abandonment of certain intangible assets), which is a non-GAAP measure.  The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  Adjusted EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net loss	$(2,118,655)	$(660,489)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	265,238	185,695
Provision for (recovery of) credit losses	27,409	(75,000)
Stock-based compensation	131,666	40,833
Unrealized loss on investment securities	—	18,749
Loss on disposition of assets	2,344	—
Non-cash interest expense	—	18,852
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	(803,359)	252,034
Inventory	(490,278)	(252,745)
Unbilled revenue	—	272,160
Prepaid assets and other current assets	408,090	(3,983)
Other assets	220,537	71,264
Increase (decrease) in:
Accounts payable	230,669	204,237
Accrued expenses and other current liabilities	(172,403)	(63,742)
Deferred revenue	(601,959)	(1,041,023)
Other liabilities	(207,420)	(140,245)
Net cash used in operating activities	(3,108,121)	(1,173,403)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(46,118)	(132,020)
Proceeds from the liquidation of investment securities	96,464	—
Distributions to noncontrolling interest	—	(32,889)
Net cash provided by (used) in investing activities	50,346	(164,909)
CASH FLOWS FROM FINANCING ACTIVITIES:
Finance lease principal payments	(94,362)	(38,628)
Proceeds from exercise of stock options	54,500	38,500
Net cash used in financing activities	(39,862)	(128)
Net increase (decrease) in cash and cash equivalents	(3,097,637)	(1,338,440)
Cash and cash equivalents, beginning of the period	12,430,287	5,405,233
Cash and cash equivalents, end of the period	$9,332,650	$4,066,793

Supplemental disclosure of cash flow information:
Cash paid for interest	$33,830	$13,474
Cash paid for taxes	$10,900	$925

Non-cash investing activities
Right-of-use assets acquired under operating leases	$—	$115,857
Right-of-use assets acquired under finance leases	$265,420	$226,794